Exhibit 15.3

[Letterhead of TransAsia Lawyers]

17 June 2009

eLong, Inc.
Block B, XingKe Plaza Building
10 Middle Jiuxianqiao Road
Chaoyang District, Beijing 100016
People’s Republic of China

Dear Sirs:

We consent to the reference to our firm under the heading “Regulation” in “Item 4: Information on the Company” in eLong, Inc.’s Annual Report on Form 20-F for the year ended December 31, 2008, which will be filed with the Securities and Exchange Commission in the month of June 2009.

Yours faithfully,

/s/ TransAsia Lawyers
TransAsia Lawyers